Ingersoll Rand Reports First-Quarter 2022 Results
Strong Double-Digit Orders and Revenue Growth; Raising 2022 Guidance
First-Quarter 2022 Highlights
(All comparisons against the first-quarter of 2021 unless otherwise noted.)
Strong performance driven by its competitive differentiator - Ingersoll Rand Execution Excellence (IRX):
•Record orders of $1,630 million, up 25%, or 21% organic
•Record first-quarter revenues of $1,337 million, up 18%, or 14% organic
•Reported net income attributable to Ingersoll Rand of $104 million, or earnings of $0.25 per share, up 215% from prior year net loss attributable to Ingersoll Rand of $90 million
◦Adjusted net income from continuing operations, net of tax1 of $201 million, or $0.49 per share
•Adjusted EBITDA1 of $304 million, up 24%, with a margin of 22.7% and incremental margin of 29%
•Reported operating cash flow from continuing operations of $50 million and free cash flow from continuing operations of $32 million
•Liquidity of $3.1 billion as of March 31, 2022, including $2.0 billion of cash on hand and undrawn capacity of $1.1 billion under available credit facilities
•Acquired Jorc, a manufacturer of condensate management systems for environmental applications, for €27 million
•Repurchased 2.1 million shares for $101 million
2022 Guidance
•Raising full-year 2022 organic revenue growth expectation by 100 bps to 8% to 10%, affirming total revenue growth of 11% to 13% and raising Adjusted EBITDA1 range to $1,385 to $1,425 million, up 16% to 20% over the prior year
DAVIDSON, N.C. - May 4, 2022 - Ingersoll Rand Inc. (NYSE: IR) reported record first-quarter orders and revenue.
“Our strong first-quarter results highlight the resiliency of our business amidst an ever-changing global landscape. Our continued outperformance is enabled by our ability to leverage our operational excellence model, IRX, and to execute on our five strategic imperatives,” said Vicente Reynal, Chairman and CEO. “We are creating long-term value for both our stockholders and our customers as part of our strategic imperative to Operate Sustainably. The industry-leading efficiency of our products allows our customers to reduce their energy costs and is expected to drive significant growth in demand for our products, leading to above-market performance while delivering on our stated sustainability goals. In the face of challenging external factors, we remain committed to our disciplined capital allocation strategy and dedicated to investing in our employees, whose efforts are integral to our goal of being an earnings compounder.”
First-Quarter 2022 Segment Review
(All comparisons against the first quarter of 2021 unless otherwise noted.)
Industrial Technologies and Services Segment: broad range of compressor, vacuum and blower solutions as well as fluid transfer equipment, loading systems, power tools and lifting equipment
•Reported Orders of $1,293 million, up 24%, or 25% organic
•Reported Revenues of $1,040 million, up 14% both as reported and organic
•Reported Segment Adjusted EBITDA of $247 million, up 17% with an incremental margin of 29%
•Reported Segment Adjusted EBITDA Margin of 23.8%, up 70 basis points, fueled by the use of IRX to drive execution and realization of transaction synergies
1 Non-GAAP measure (definitions and/or reconciliations in tables below)

•Core industrial end markets saw continued strong demand with orders up 24% as compared to prior year, including strong positive momentum across all major regions. Orders for total compressor offerings, which represent approximately 65% of the total segment, grew approximately 30%, while orders in Industrial Vacuum & Blowers were up more than 20%. Orders in Power Tools and Lifting were up more than 15%.
Precision and Science Technologies Segment: highly specialized gas, fluid management systems, liquid and precision syringe pumps and compressors
•Reported Orders of $337 million, up 31%, or 6% organic
•Reported Revenues of $297 million, up 38%, or 12% organic
•Reported Segment Adjusted EBITDA of $85 million, up 27% with an incremental margin of 22%
•Reported Segment Adjusted EBITDA Margin of 28.6%, down 260 basis points, driven primarily by the impact of the Seepex and Maximus Solutions acquisitions
•Orders increased 31% as compared to prior year led by strong double-digit growth from the YZ Systems, Milton Roy® and ARO® product lines, all of which primarily serve industrial end markets. Orders were also positively impacted by the Seepex, Maximus Solutions, Tuthill Pumps and Air Dimensions acquisitions.
Balance Sheet and Cash Flow
Ingersoll Rand remains in a strong financial position with ample liquidity of $3.1 billion. On a reported basis, Ingersoll Rand generated $50 million of cash flow from operating activities from continuing operations and invested $18 million in capital expenditures, resulting in free cash flow from continuing operations2 of $32 million, compared to cash flow from operating activities from continuing operations of $88 million and free cash flow from continuing operations2 of $73 million in the prior year period. Net debt to Adjusted EBITDA leverage was 1.2x for the first-quarter, which was an improvement of 0.7x as compared to the prior year. Consistent with our balanced capital allocation strategy led by M&A, Ingersoll Rand deployed $30 million to M&A in the first quarter, $101 million to share repurchases and $8 million to dividend payment.
2022 Guidance
Ingersoll Rand is raising 2022 guidance based on expected continued strong demand trends and operational execution in 2022:

Total Ingersoll Rand	Initial 2022 Guidance	Revised Guidance	Phasing
Revenue Growth	11-13%	11-13%	H1: 12-14% H2: 9-11%
Total IR Organic	7-9%	8-10%
ITS Organic	7-9%	8-10%
PST Organic	8-10%	9-11%
FX Impact	(~1%)	(~2%)	H1: (~2%) H2: (~1%)
M&A	~$225M	~$225M
Corporate	(~$135M)	(~$135M)
Adjusted EBITDA	$1,375M - $1,415M	$1,385M - $1,425M
Conference Call
Ingersoll Rand will host a live earnings conference call to discuss the first-quarter results on Thursday, May 5, 2022 at 8:00 a.m. (Eastern Time). To participate in the call, please dial 1-844-200-6205, domestically, or 1-929-526-1599, internationally, and use conference ID, 050982, or ask to be joined into the Ingersoll Rand call. A real-time audio webcast of the presentation can be accessed via the Events and Presentations section of the Ingersoll Rand Investor Relations website (https://investors.irco.com), where related materials will be posted prior to the conference call. A replay of the webcast will be available after conclusion of the conference and can be accessed on the Ingersoll Rand Investor Relations website.
2 Non-GAAP measure (definitions and/or reconciliations in tables below)

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to Ingersoll Rand Inc.’s (the “Company” or “Ingersoll Rand”) expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to” “will continue,” “will likely result,” “guidance” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than historical facts are forward-looking statements.
These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the impact on the Company’s business, suppliers and customers and global economic conditions of the COVID-19 pandemic, including business disruptions caused by government restrictions; (2) unexpected costs, charges or expenses resulting from the completed and proposed business combinations; (3) uncertainty of the expected financial performance of the Company; (4) failure to realize the anticipated benefits of the completed and proposed business combinations; (5) the ability of the Company to implement its business strategy; (6) difficulties and delays in achieving revenue and cost synergies; (7) inability of the Company to retain and hire key personnel; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; (11) adverse impact on our operations and financial performance due to natural disaster, catastrophe, pandemic, geopolitical tensions or other events outside of our control; and (12) other risk factors detailed in Ingersoll Rand’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. The foregoing list of important factors is not exclusive.
Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
About Ingersoll Rand Inc.
Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to helping make life better for our employees, customers and communities. Customers lean on us for our technology-driven excellence in mission-critical flow creation and industrial solutions across 40+ respected brands where our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity and efficiency. For more information, visit www.IRCO.com.
# # #
Non-U.S. GAAP Measures of Financial Performance
In addition to consolidated GAAP financial measures, Ingersoll Rand reviews various non-GAAP financial measures, including “Organic Revenue Growth,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Diluted EPS” and “Free Cash Flow.”
Ingersoll Rand believes Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Ingersoll Rand’s business. Ingersoll Rand believes Organic Revenue Growth is a helpful supplemental measure to assist management and investors in evaluating the Company’s operating results as it excludes the impact of foreign currency and acquisitions on revenue growth. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. Adjusted Net Income is defined as net income including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions. Organic Revenue Growth is defined as As Reported Revenue growth less the impacts of Foreign Currency and Acquisitions. Ingersoll Rand believes that the adjustments applied in presenting Adjusted EBITDA and Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding. Incrementals/Decrementals are defined as the change in Adjusted EBITDA versus the prior year period divided by the change in revenue versus the prior year period.
Ingersoll Rand uses Free Cash Flow to review the liquidity of its operations. Ingersoll Rand measures Free Cash Flow as cash flows from operating activities less capital expenditures. Ingersoll Rand believes Free Cash Flow is a useful supplemental financial measures for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt. Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.
Management and Ingersoll Rand’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation. Such measures are provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP. In addition, Ingersoll Rand believes that Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Incrementals/Decrementals and Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.
Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow should not be considered as alternatives to revenue growth, net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Ingersoll Rand’s results as reported under GAAP.
Reconciliations of Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.
Reconciliations of non-GAAP measures related to full-year 2022 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Contacts:
Media:	Investor Relations:
Misty Zelent	Christopher Miorin
mzelent@irco.com	christopher.miorin@irco.com

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended March 31,
	2022	2021
Revenues	$1,337.0	$1,129.5
Cost of sales	810.9	677.4
Gross Profit	526.1	452.1
Selling and administrative expenses	265.5	252.3
Amortization of intangible assets	86.2	84.2
Other operating expense (income), net	17.4	(5.7)
Operating Income	157.0	121.3
Interest expense	19.0	23.1
Other income, net	(4.6)	(2.5)
Income from Continuing Operations Before Income Taxes	142.6	100.7
Provision for income taxes	32.4	10.6
Loss on equity method investments	(4.3)	—
Income from Continuing Operations	105.9	90.1
Loss from discontinued operations, net of tax	(1.4)	(180.2)
Net Income (Loss)	104.5	(90.1)
Less: Net income attributable to noncontrolling interests	0.8	0.3
Net Income (Loss) Attributable to Ingersoll Rand Inc.	$103.7	$(90.4)

Amounts attributable to Ingersoll Rand Inc. common stockholders:
Income from continuing operations, net of tax	$105.1	$89.8
Loss from discontinued operations, net of tax	(1.4)	(180.2)
Net income (loss) attributable to Ingersoll Rand Inc.	$103.7	$(90.4)

Basic earnings (loss) per share of common stock:
Earnings from continuing operations	$0.26	$0.21
Loss from discontinued operations	—	(0.43)
Net earnings (loss)	0.25	(0.22)

Diluted earnings (loss) per share of common stock:
Earnings from continuing operations	$0.25	$0.21
Loss from discontinued operations	—	(0.42)
Net earnings (loss)	0.25	(0.21)

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share amounts)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$1,990.2	$2,109.6
Accounts receivable, net of allowance for credit losses of $43.7 and $42.3, respectively	1,013.9	948.6
Inventories	954.9	854.2
Other current assets	217.5	186.9
Assets of discontinued operations	9.5	15.6
Total current assets	4,186.0	4,114.9
Property, plant and equipment, net of accumulated depreciation of $376.0 and $357.7, respectively	635.2	648.6
Goodwill	5,981.4	5,981.6
Other intangible assets, net	3,816.3	3,912.7
Deferred tax assets	19.4	28.0
Other assets	466.5	468.7
Total assets	$15,104.8	$15,154.5
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$40.1	$38.8
Accounts payable	701.4	670.5
Accrued liabilities	702.1	741.3
Liabilities of discontinued operations	10.0	17.1
Total current liabilities	1,453.6	1,467.7
Long-term debt, less current maturities	3,375.6	3,401.8
Pensions and other postretirement benefits	189.4	195.1
Deferred income taxes	708.0	708.6
Other liabilities	314.9	310.1
Total liabilities	$6,041.5	$6,083.3
Stockholders' equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 424,454,853 and 423,785,571 shares issued as of March 31, 2022 and December 31, 2021, respectively	4.3	4.3
Capital in excess of par value	9,432.1	9,408.6
Retained earnings	474.1	378.6
Accumulated other comprehensive loss	(71.5)	(41.6)
Treasury stock at cost; 18,051,035 and 16,000,364 shares as of March 31, 2022 and December 31, 2021, respectively	(846.8)	(748.4)
Total Ingersoll Rand stockholders' equity	$8,992.2	$9,001.5
Noncontrolling interests	71.1	69.7
Total stockholders' equity	$9,063.3	$9,071.2
Total liabilities and stockholders' equity	$15,104.8	$15,154.5

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three Month Period Ended March 31,
	2022	2021
Cash Flows From Operating Activities From Continuing Operations:
Net income (loss)	$104.5	$(90.1)
Loss from discontinued operations, net of tax	(1.4)	(180.2)
Income from continuing operations	105.9	90.1
Adjustments to reconcile income from continuing operations to net cash provided by operating activities from continuing operations:
Amortization of intangible assets	86.2	84.2
Depreciation	22.3	21.3
Non-cash restructuring charges	2.2	—
Stock-based compensation expense	19.8	21.6
Loss on equity method investments	4.3	—
Foreign currency transaction gains, net	(3.8)	(18.1)
Other non-cash adjustments	2.0	(0.4)
Changes in assets and liabilities:
Receivables	(67.7)	(46.8)
Inventories	(99.4)	(50.0)
Accounts payable	41.0	27.1
Accrued liabilities	(37.8)	(1.4)
Other assets and liabilities, net	(24.9)	(40.1)
Net cash provided by operating activities from continuing operations	50.1	87.5
Cash Flows From Investing Activities From Continuing Operations:
Capital expenditures	(17.9)	(14.3)
Net cash paid in business combinations	(30.3)	(202.5)
Disposals of property, plant and equipment	—	9.6
Net cash used in investing activities from continuing operations	(48.2)	(207.2)
Cash Flows From Financing Activities From Continuing Operations:
Principal payments on long-term debt	(9.6)	(9.9)
Purchases of treasury stock	(101.1)	(3.0)
Cash dividends on common shares	(8.2)	—
Proceeds from stock option exercises	4.6	5.1
Payments of deferred acquisition consideration	(1.8)	—
Net cash used in financing activities from continuing operations	(116.1)	(7.8)
Cash Flows From Discontinued Operations:
Net cash provided by (used in) operating activities	(4.1)	34.8
Net cash used in investing activities	—	(1.0)
Net cash provided by (used in) discontinued operations	(4.1)	33.8
Effect of exchange rate changes on cash and cash equivalents	(1.1)	(17.6)
Net decrease in cash and cash equivalents	(119.4)	(111.3)
Cash and cash equivalents, beginning of period	2,109.6	1,750.9
Cash and cash equivalents, end of period	$1,990.2	$1,639.6

INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED FINANCIAL INFORMATION
(Dollars in millions)

	For the Three Month Period Ended March 31,
	2022	2021
Ingersoll Rand
Revenues	$1,337.0	$1,129.5
Adjusted EBITDA	$303.6	$244.0
Adjusted EBITDA Margin	22.7%	21.6%

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
(Unaudited; in millions)

	For the Three Month Period Ended March 31,
	2022	2021
Net Income (Loss)	$104.5	$(90.1)
Less: Loss from Discontinued Operations	(1.8)	(177.8)
Less: Income Tax Benefit (Provision) from Discontinued Operations	0.4	(2.4)
Income from Continuing Operations	105.9	90.1
Plus:
Provision for income taxes	32.4	10.6
Amortization of acquisition related intangible assets	82.6	79.6
Restructuring and related business transformation costs	14.2	2.7
Acquisition related expenses and non-cash charges	9.5	10.5
Stock-based compensation	19.8	21.6
Foreign currency transaction gains, net	(3.8)	(18.1)
Loss on equity method investments	4.3	—
Other adjustments	(5.2)	(1.0)
Minus:
Income tax provision, as adjusted	58.5	28.0
Adjusted Net Income	$201.2	$168.0

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF DILUTED NET INCOME (LOSS) PER SHARE TO ADJUSTED DILUTED NET INCOME PER SHARE FROM CONTINUING OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended March 31,
	2022	2021
Diluted Net Income (Loss) Per Share (As Reported)[1]	$0.25	$(0.21)
Less: Diluted Net Income (Loss) Per Share from Discontinued Operations (As Reported)[1]	—	(0.42)
Diluted Net Income (Loss) Per Share from Continuing Operations (As Reported)[1]	0.25	0.21
Plus:
Provision for income taxes	0.08	0.02
Amortization of acquisition related intangible assets	0.20	0.19
Restructuring and related business transformation costs	0.04	0.01
Acquisition related expenses and non-cash charges	0.02	0.02
Stock-based compensation	0.05	0.05
Foreign currency transaction gains, net	(0.01)	(0.04)
Loss on equity method investments	0.01	—
Other adjustments	(0.01)	—
Minus:
Income tax provision, as adjusted	0.14	0.07
Adjusted Diluted Net Income Per Share from Continuing Operations[2]	$0.49	$0.39

Average shares outstanding:
Basic, as reported	407.6	419.2
Diluted, as reported[3]	413.1	425.9
Adjusted diluted[2]	413.1	425.9
1 Basic and diluted earnings (loss) per share (as reported) are calculated by dividing net income (loss) attributable to Ingersoll Rand Inc. by the basic and diluted average shares outstanding for the respective periods.
2 Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.
3 Due to net losses in certain periods shown, basic and diluted average shares outstanding are the same in those periods.

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND ADJUSTED INCOME FROM CONTINUING OPERATIONS, NET OF TAX AND CASH FLOWS FROM OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited; in millions)

	For the Three Month Period Ended March 31,
	2022	2021
Net Income (Loss)	$104.5	$(90.1)
Less: Loss from discontinued operations	(1.8)	(177.8)
Less: Income tax benefit (provision) from discontinued operations	0.4	(2.4)
Income from continuing operations, net of tax	105.9	90.1
Plus:
Interest expense	19.0	23.1
Provision for income taxes	32.4	10.6
Depreciation expense	21.3	20.3
Amortization expense	86.2	84.2
Restructuring and related business transformation costs	14.2	2.7
Acquisition related expenses and non-cash charges	9.5	10.5
Stock-based compensation	19.8	21.6
Foreign currency transaction gains, net	(3.8)	(18.1)
Loss on equity method investments	4.3	—
Other adjustments	(5.2)	(1.0)
Adjusted EBITDA	$303.6	$244.0
Minus:
Interest expense	19.0	23.1
Income tax provision, as adjusted	58.5	28.0
Depreciation expense	21.3	20.3
Amortization of non-acquisition related intangible assets	3.6	4.6
Adjusted Income from Continuing Operations, Net of Tax	$201.2	$168.0

Free Cash Flow from Continuing Operations:
Cash flows from operating activities from continuing operations	50.1	87.5
Minus:
Capital expenditures	17.9	14.3
Free Cash Flow from Continuing Operations	$32.2	$73.2

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO NET LOSS
(Unaudited; in millions)

	For the Three Month Period Ended March 31,
	2022	2021
Orders
Industrial Technologies and Services	$1,292.8	$1,042.4
Precision and Science Technologies	337.1	258.2
Total Orders	$1,629.9	$1,300.6
Revenue
Industrial Technologies and Services	$1,039.6	$913.8
Precision and Science Technologies	297.4	215.7
Total Revenue	$1,337.0	$1,129.5
Segment Adjusted EBITDA
Industrial Technologies and Services	$247.4	$211.5
Precision and Science Technologies	85.1	67.2
Total Segment Adjusted EBITDA	$332.5	$278.7
Less items to reconcile Segment Adjusted EBITDA to Income from Continuing Operations Before Income Taxes:
Corporate expenses not allocated to segments	$28.9	$34.7
Interest expense	19.0	23.1
Depreciation and amortization expense	107.5	104.5
Restructuring and related business transformation costs	14.2	2.7
Acquisition related expenses and non-cash charges	9.5	10.5
Stock-based compensation	19.8	21.6
Foreign currency transaction gains, net	(3.8)	(18.1)
Other adjustments	(5.2)	(1.0)
Income from Continuing Operations Before Income Taxes	142.6	100.7
Provision for income taxes	32.4	10.6
Loss on equity method investments	(4.3)	—
Income from Continuing Operations	105.9	90.1
Loss from discontinued operations, net of tax	(1.4)	(180.2)
Net Income (Loss)	$104.5	$(90.1)

INGERSOLL RAND INC. AND SUBSIDIARIES
ORDER AND REVENUE GROWTH BY SEGMENT1

	For the Three Month Period Ended March 31, 2022
	Orders	Revenue
Ingersoll Rand
Organic growth	21.4%	13.9%
Impact of foreign currency	(2.6%)	(2.3%)
Impact of acquisitions	6.5%	6.8%
Total orders and revenue growth	25.3%	18.4%

Industrial Technologies & Services
Organic growth	25.1%	14.4%
Impact of foreign currency	(2.5%)	(2.1%)
Impact of acquisitions	1.4%	1.5%
Total orders and revenue growth	24.0%	13.8%

Precision & Science Technologies
Organic growth	6.4%	11.5%
Impact of foreign currency	(3.0%)	(3.3%)
Impact of acquisitions	27.2%	29.7%
Total orders and revenue growth	30.6%	37.9%
(1)Organic growth/(decline), impact of foreign currency, and impact of acquisitions are non-GAAP measures. References to “impact of acquisitions” refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying prior year foreign exchange rates to the current year period.